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                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated and Prudential  Investments LLC (the
"Investment Manager") and GAMCO Investors, Inc. (the "Sub-Advisor").

WHEREAS  American  Skandia Trust (the "Trust") is a Massachusetts  business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "ICA"); and

WHEREAS the  trustees  of the Trust (the  "Trustees")  have  engaged the  Investment  Manager to act as  investment manager  for the AST  Gabelli  Small-Cap  Value  Portfolio  (the  "Portfolio")  under  the  terms  of a  management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS the  Investment  Manager has engaged the  Sub-Advisor  and the Trustees have approved the engagement of the
Sub-Advisor to provide investment advice and other investment services set forth below;

NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

1.       Investment  Services.  The  Sub-Advisor  will  furnish the  Investment  Manager with  investment  advisory
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services  in  connection  with a  continuous  investment  program  for the  Portfolio  which  is to be  managed  in accordance with the investment  objective,  investment  policies and  restrictions of the Portfolio as set forth in the  Prospectus  and  Statement  of  Additional  Information  of the  Trust  and in  accordance  with  the  Trust's
Declaration  of Trust and By-Laws.  Representatives  of  Sub-Advisor  will be available as reasonably  requested to consult with Investment  Manager and the Trust, their officers,  employees and Trustees  concerning the business of the Trust.  Investment  Manager will promptly  furnish  Sub-Advisor  with any  amendments to such  documents.  Such amendments will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which is in turn  subject to the supervision and control of the Trust's Board of Trustees,  the  Sub-Advisor,  will in its discretion  determine and select the  securities  to be  purchased  for and sold from the  Portfolio  from time to time and will place orders with and give  instructions to brokers,  dealers and others for all such  transactions and cause such  transactions to be  executed.  The  Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment
Manager will authorize the Custodian to honor orders and  instructions by employees of the  Sub-Advisor  authorized by the  Investment  Manager to settle  transactions  in respect of the  Portfolio.  No assets may be withdrawn from the  Portfolio  other than for  settlement  of  transactions  on behalf of the  Portfolio  except  upon the written authorization of appropriate  officers of the Trust who shall have been certified as such by proper  authorities of the Trust prior to the withdrawal.

         The  Sub-Advisor  will obtain and  evaluate  pertinent  information  about  significant  developments  and economic,  statistical and financial data, domestic, foreign or otherwise,  whether affecting the economy generally or the  Portfolio,  and concerning  the  individual  issuers whose  securities are included in the Portfolio or the activities  in which they engage,  or with respect to  securities  which the  Sub-Advisor  considers  desirable for inclusion in the Portfolio.

         The  Sub-Advisor  represents  that it reviewed  the  Registration  Statement of the Trust,  including  any amendments or supplements  thereto,  and any Proxy Statement  relating to the approval of this Agreement,  as filed with the Securities and Exchange  Commission and  represents  and warrants that  information  relating  directly or indirectly  to the  Sub-Advisor,  supplied or to be supplied by  Sub-Advisor  for  inclusion  or  incorporation  by reference in such  Registration  Statement  or Proxy  Statement,  contained or contains no untrue  statement of any material fact and did not or does not omit any  statement of material fact which was required to be stated  therein or necessary to make the statements  contained  therein not  misleading.  The  Sub-Advisor  further  represents and warrants that it is an investment  advisor  registered  under the ICA, and under the laws of all  jurisdictions  in which the conduct of its business hereunder requires such registration.

         The Investment  Manager  represents that it reviewed the  Registration  Statement of the Trust,  including any  amendments or  supplements  thereto and any Proxy  Statement  relating to the approval of this  Agreement,  as filed with the  Securities  and Exchange  Commission  and  represents  and warrants that with respect to disclosure about the manager or information  relating  directly or indirectly to the  Investment  Manager,  such  Registration
Statement or Proxy Statement  contains,  as of the date hereof,  no untrue  statement of any material fact and does not omit any  statement  of  material  fact  which was  required  to be stated  therein  or  necessary  to make the statements  contained  therein not misleading.  The Investment  Manager further  represents and warrants that it is an investment  adviser  registered  under the ICA and under the laws of all  jurisdictions  in which the conduct of its business hereunder requires such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this Agreement,  the Sub-Advisor  will comply with and use its reasonable efforts to enable the  Portfolio to conform to the  requirements  of the ICA and  subchapter  M (including  Section
851(b)(1),  (2)  and  (3))  of the  Internal  Revenue  Code,  applicable  to the  Portfolio,  and  the  regulations promulgated  thereunder.  Sub-Advisor  shall comply with and use its reasonable  efforts to enable the Portfolio to conform to the requirements of (i) other  applicable  provisions of state or federal law; (ii) the provision of the
Declaration  of Trust and By-Laws of the Trust;  (iii)  policies  and  determinations  of the Trust and  Investment
Manager;  (iv) the  fundamental  policies  and  investment  restrictions  of the Trust,  as set out in the  Trust's registration  statement under the ICA, or as amended by the Trust's shareholders;  (v) the Prospectus and Statement of Additional  Information of the Trust; and (vi) investment  guidelines or other instructions  received in writing from Investment Manager.  Sub-Advisor shall supervise and monitor the investment program of the Portfolio.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisors  to provide  investment  advice and other  services in relation to  portfolios  of the Trust for which
Sub-Advisor does not provide such services,  or to prevent  Investment  Manager from providing such services itself in relation to such  portfolios.  The  Sub-Advisor  and the  Investment  Manager  understand  and agree that if the
Investment  Manager manages the Portfolio in a  "manager-of-managers"  style,  the Investment  Manager will,  among other things,  (i) continually  evaluate the performance of the Sub-Advisor  through  quantitative  and qualitative analysis and consultations  with the Sub-Advisor,  (ii) periodically make  recommendations  to the Trust's Board as to whether the  contract  with one or more  sub-advisors  should be  renewed,  modified  or  terminated,  and (iii)
periodically  report to the Trust's Board  regarding the results of its evaluation and  monitoring  functions.  The
Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees that it shall not consult with any other  Sub-Advisor  to the  Portfolio  or the Trust with respect to  transactions  in  securities  for the
Portfolio's  portfolio or any other  transactions of Portfolio assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other  sub-advisor of the Portfolio that is a principal  underwriter or an affiliated person of a principal  underwriter with respect to transactions in securities for the Portfolio's  portfolio or any other  transactions of Portfolio assets,  and that its investment  advisory  responsibilities  as set forth in this
Agreement  are limited to such  discrete  portion of the  Portfolio's  portfolio as  determined  by the  Investment
Manager.

2.       Delivery of Documents to Sub-Advisor.  The Investment  Manager has furnished the  Sub-Advisor  with copies
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of each of the following documents:

         (a)      The Declaration of Trust of the Trust as in effect on the date hereof;

         (b)      The By-laws of the Trust in effect on the date hereof;

         (c)      The  resolutions of the Trustees  approving the  engagement of the  Sub-Advisor as Sub-Advisor to the Investment Manager and approving the form of this agreement;

         (d)      The  resolutions of the Trustees  selecting the Investment  Manager as investment  manager to the
                  Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

         (e)      The Investment Manager's Management Agreement with the Trust;

         (f)      The Code of Ethics of the Trust and of the Investment Manager as currently in effect; and

         (g)      A list of  companies  the  securities  of which are not to be  bought  or sold for the  Portfolio because of  non-public  information  regarding  such  companies  that is available to  Investment
                  Manager or the Trust, or which, in the sole opinion of the Investment  Manager,  it believes such non-public information would be deemed to be available to Investment Manager and/or the Trust.

         The Investment  Manager will furnish the Sub-Advisor from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements  as to items (a) through (f) above will be provided  within 30 days of the time such  materials  became available to the  Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the
Investment Manager.

3.       Delivery of Documents to the Investment  Manager.  The  Sub-Advisor  has furnished the Investment  Manager
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with copies of each of the following documents:

         (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

         (b)      The Sub-Advisor's most recent year-end balance sheet;

         (c)      Separate lists of persons who the  Sub-Advisor  wishes to have  authorized to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

         (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

         The Sub-Advisor will furnish the Investment  Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all material  amendments of or supplements to the foregoing,  if any. Such amendments or  supplements  as to items (a)  through  (d) above  will be  provided  within 30 days of the time such  materials became available to the Sub-Advisor.

4.       Investment Advisory  Facilities.  The Sub-Advisor,  at its expense,  will furnish all necessary investment
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facilities, including salaries of personnel required for it to execute its duties faithfully.

5.       Execution  of  Portfolio  Transactions.   Sub-Advisor  is  responsible  for  decisions  to  buy  and  sell
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securities  for the  Portfolio,  broker-dealer  selection,  and  negotiation  of its  brokerage  commission  rates.
Sub-Advisor  shall  determine  the  securities  to  be  purchased  or  sold  by  the  Portfolio   pursuant  to  its
determinations  with or through such persons,  brokers or dealers,  in  conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus  and  Statement  of  Additional  Information,  or as the Board of
Trustees may determine from time to time.  Generally,  Sub-Advisor's  primary  consideration  in placing  Portfolio securities  transactions  with  broker-dealers  for  execution is to obtain and maintain the  availability  of best execution at the best net price and in the most effective  manner  possible.  The  Sub-Advisor may consider sale of the shares of the Portfolio,  as well as recommendations of the Investment Manager,  subject to the requirements of best net price and most favorable execution.

         Consistent with this policy,  the  Sub-Advisor  will take the following into  consideration:  the best net price  available;  the  reliability,  integrity  and  financial  condition  of the  broker-dealer;  the size of and difficulty  in  executing  the  order;  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of  the  Portfolio  on  a  continuing  basis.  Accordingly,  the  cost  of  the  brokerage commissions  to the  Portfolio  may be  greater  than that  available  from  other  brokers  if the  difference  is reasonably  justified by other aspects of the portfolio  execution  services offered.  Subject to such policies and procedures as the Board of Trustees of the Trust may determine,  the  Sub-Advisor  shall have  discretion to effect investment  transactions for the Portfolio  through  broker-dealers  (including,  to the extent  permissible  under applicable  law,  broker-dealers  affiliated  with the  Sub-Advisor)  qualified  to obtain best  execution  of such transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the
Securities  Exchange Act of 1934, as amended,  and to cause the Portfolio to pay any such  broker-dealer  an amount of  commission  for effecting a portfolio  investment  transaction  in excess of the amount of  commission  another broker-dealer would have charged for effecting that transaction,  if the Sub-Advisor  determines in good faith that such  amount of  commission  was  reasonable  in relation to the value of the  research  services  provided by such broker, viewed in terms of either that particular  transaction or the Sub-Advisor's  ongoing  responsibilities with respect to the Portfolio.  The  Sub-Advisor is further  authorized to allocate the orders placed by it on behalf of the Portfolio to such  broker-dealers who also provide research or statistical  material,  or other services to the
Portfolio or the  Sub-Advisor.  Such allocation  shall be in such amounts and proportions as the Sub-Advisor  shall determine and the Sub-Advisor will report on said allocations to the Investment  Manager  regularly as requested by the  Investment  Manager  and,  in any event,  at least once each  calendar  year if no  specific  request is made, indicating the brokers to whom such allocations have been made and the basis therefor.

6.       Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the Investment  Manager  monthly,  quarterly and
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annual reports  concerning  transactions and performance of the Portfolio,  including  information  required in the
Trust's  Registration  Statement,  in such form as may be mutually agreed,  to review the Portfolio and discuss the management  of it. The  Sub-Advisor  shall permit the financial  statements,  books and records with respect to the
Portfolio to be  inspected  and audited by the Trust,  the  Investment  Manager or their  agents at all  reasonable times during normal  business  hours.  The  Sub-Advisor  shall  immediately  notify and forward to both  Investment
Manager and legal counsel for the Trust any legal  process  served upon it on behalf of the  Investment  Manager or the Trust.  The  Sub-Advisor  shall  promptly  notify the  Investment  Manager  of any  changes in any  information required to be disclosed in the Trust's Registration Statement.

7.       Compensation  of Sub-Advisor.  The amount of the  compensation to the Sub-Advisor is computed at an annual
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rate.  The fee is payable  monthly in arrears,  based on the  average  daily net assets of the  Portfolio  for each month, at the annual rates shown below.

         For all services  rendered,  the Investment  Manager will calculate and pay the Sub-Advisor an annual rate equal to the  following  percentages  of the combined  average  daily net assets of the Portfolio and the series of
American  Skandia Advisor Funds,  Inc. that is managed by the Sub-Advisor and identified by the Sub-advisor and the
Investment  Manager as being  similar to the  Portfolio:  .40% of the  portion of the  combined  average  daily net assets not in excess of $1 billion; plus .30% of the portion in excess of $1 billion.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio shall be valued as set forth in the then  current  registration  statement  of the Trust.  If this  agreement  is  terminated,  the payment shall be prorated to the date of termination.

         Investment  Manager  and  Sub-Advisor  shall not be  considered  as partners  or  participants  in a joint venture.  Sub-Advisor  will pay its own  expenses for the services to be provided  pursuant to this  Agreement  and will not be  obligated  to pay any  expenses  of  Investment  Manager or the Trust.  Except as  otherwise  provided herein, Investment Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

8.       Confidential  Treatment.  It is  understood  that  any  information  or  recommendation  supplied  by  the
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Sub-Advisor in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such  persons  the  Investment  Manager  may  designate  in connection with the Portfolio.  It is also  understood  that any information  supplied to Sub-Advisor in connection with the  performance  of its  obligations  hereunder,  particularly,  but not limited  to, any list of  securities which, on a temporary  basis,  may not be bought or sold for the Portfolio,  is to be regarded as confidential  and for use only by the Sub-Advisor in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this Agreement hereby  acknowledges  that it is registered
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as an investment  advisor under the  Investment  Advisers Act of 1940, it will use its  reasonable  best efforts to maintain  such  registration,  and it will  promptly  notify  the other if it ceases  to be so  registered,  if its registration  is  suspended  for any  reason,  or if it is  notified  by any  regulatory  organization  or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

         The  Investment  Manager hereby  represents  that it has provided to the  Sub-Advisor a true,  correct and complete  copy of the  Registration  Statement of the Trust as in effect on the date of this  Agreement,  including any amendments and supplements  thereto,  and agrees to provide to Sub-Advisor true, correct and complete copies of any amendments and supplements thereto subsequent to the date of this Agreement.

         The  Sub-Advisor  represents,  and the Investment  Manager  hereby agrees,  that the word "Gabelli" is the property of the  Sub-Advisor  for copyright and other  purposes.  The  Investment  Manager  further agrees that the word  "Gabelli"  in the name of the Fund is derived  from the name of Mario J.  Gabelli and such name may freely be used by the  Sub-Advisor  for other  investment  companies,  entities or products.  The Investment  Manager further agrees  that,  in the event that the  Sub-Advisor  shall cease to provide  sub-advisory  services to the  Portfolio under this Agreement or any successor  agreement,  the  Investment  Manager shall use its best efforts to cause the
Trust  to  change  the  name of the  Portfolio  to one  that  does not  include  the  word  "Gabelli."  Sub-Advisor acknowledges  and agrees that it will not use any designation  comprised in whole or in part of the names "American
Skandia Trust" or "American  Skandia  Investment  Services,  Incorporated" on its own behalf, or in relation to any investment  company for which  Sub-Advisor  or its  successors  and any  subsidiary  or  affiliate  thereof acts as investment adviser,  without the express written permission of the Trust and the Investment Manager,  respectively, except that Sub-Advisor may state that it acts as a sub-advisor to the Trust and the Investment Manager.

10.      Liability.  The  Sub-Advisor  shall use its best efforts and good faith in the performance of its services
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hereunder.  However,  so long as the  Sub-Advisor  has acted in good faith and has used its best  efforts,  then in the  absence of willful  misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  for its  obligations hereunder,  it shall not be liable to the Trust or its  shareholders  or to the  Investment  Manager for any act or omission  resulting  in any loss  suffered  in any  portfolio  of the Trust in  connection  with any  service to be provided herein. The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein shall in any way constitute a waiver of limitation of any rights which the
Trust or Investment Manager may have under applicable law.

         The Investment  Manager agrees that the  Sub-Advisor  shall not be liable for any failure to recommend the purchase  or sale of any  security on behalf of the  Portfolio  on the basis of any  information  which  might,  in
Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

11.      Other  Activities of Sub-Advisor.  Investment  Manager agrees that the Sub-Advisor and any of its partners
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or  employees,  and  persons  affiliated  with it or with  any such  partner  or  employee  may  render  investment management or advisory services to other investors and  institutions,  and such investors and institutions may own, purchase or sell,  securities  or other  interests  in property  the same as or similar to those which are selected for purchase,  holding or sale for the Portfolio,  and the Sub-Advisor shall be in all respects free to take action with respect to investments  in securities or other  interests in property the same as or similar to those selected for purchase,  holding or sale for the  Portfolio.  Purchases  and sales of individual  securities on behalf of the
Portfolio  and other  portfolios  of the Trust or accounts for other  investors or  institutions  will be made on a basis  that is  equitable  to all  portfolios  of the Trust and other  accounts.  Nothing in this  agreement  shall impose upon the  Sub-Advisor  any  obligation  to  purchase  or sell or  recommend  for  purchase or sale,  for the
Portfolio  any security  which it, its partners,  affiliates or employees may purchase or sell for the  Sub-Advisor or such  partner's,  affiliate's  or employee's  own accounts or for the account of any other  client,  advisory or otherwise.

12.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
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date hereof,  and is renewable  annually  thereafter by specific  approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities of the Portfolio.  Any such renewal shall be approved by the vote of a  majority  of the  Trustees  who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such renewal.  This  agreement may be  terminated  without  penalty at any time by the Investment  Manager or Sub-Advisor upon 60 days written notice,  and will  automatically  terminate in the event of its assignment by either party to this Agreement,  as defined in the ICA, or (provided  Sub-Advisor has received prior written notice thereof) upon termination of the Investment  Manager's  Management Agreement with the Trust.

13.      Notification.  Sub-Advisor  will notify the Investment  Manager within a reasonable  time of any change in
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the personnel of the Sub-Advisor with  responsibility for making investment  decisions in relation to the Portfolio or who have been authorized to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated  by this agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Advisor:               GAMCO Investors, Inc.
                           One Corporate Center
                           Rye, New York 10580-1434
                           Attention:  Douglas R. Jamieson

14.      Indemnification.   The  Sub-Advisor  agrees  to  indemnify  and  hold  harmless  Investment  Manager,  any
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affiliated  person  within the  meaning of Section  2(a)(3) of the 1940 Act  ("affiliated  person")  of  Investment
Manager and each  person,  if any who,  within the meaning of Section 15 of the  Securities  Act of 1933 (the "1933
Act"),  controls  ("controlling  person")  Investment  Manager,  against  any  and  all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other expenses),  to which Investment  Manager or such affiliated  person or  controlling  person may become  subject  under the 1933 Act,  the 1940 Act,  the  Investment
Advisers  Act of 1940  ("Advisers  Act"),  under any other  statute,  at common law or  otherwise,  arising  out of
Sub-Advisor's  responsibilities  as portfolio  manager of the Portfolio (1) to the extent of and as a result of the
willful  misconduct,   bad  faith,  or  gross  negligence  by  Sub-Advisor,   any  of  Sub-Advisor's  employees  or
representatives  or any  affiliate  of or any  person  acting on behalf of  Sub-Advisor,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in  information  relating  directly or indirectly  to the  Sub-Advisor  supplied  or to be supplied by  Sub-Advisor  for  inclusion  or  incorporation  by reference  in a  prospectus  or  statement of  additional  information  covering the  Portfolio or the Trust or any amendment  thereof or any supplement  thereto or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not misleading,  or (3) to the extent of, and as a result of, the failure of the  Sub-Advisor  to execute,  or cause to be executed,  Portfolio  transactions according to the standards and requirements of the 1940 Act;  provided,  however,  that in no case is Sub-Advisor's indemnity in favor of Investment  Manager or any  affiliated  person or  controlling  person of Investment  Manager deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of  willful  misconduct,  bad  faith or gross  negligence  in the  performance  of its  duties  or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless  Sub-Advisor,  any affiliated  person within the meaning of Section 2(a)(3) of the 1940 Act  ("affiliated  person") of Sub-Advisor and each person,  if any who, within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person")  Sub-Advisor,  against any and all losses, claims,  damages,  liabilities or litigation (including reasonable legal and other expenses),  to which
Sub-Advisor or such  affiliated  person or controlling  person may become subject under the 1933 Act, the 1940 Act, the  Advisers  Act,  under any other  statute,  at common law or  otherwise,  arising out of  Investment  Manager's responsibilities  as  investment  manager  of the  Portfolio  (1) to the  extent of and as a result of the  willful misconduct,  bad faith,  or gross  negligence  by Investment  Manager,  any of  Investment  Manager's  employees or representatives  or any affiliate of or any person acting on behalf of  Investment  Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in a prospectus  or statement of additional  information  covering the Portfolio or the Trust or any amendment thereof or any supplement  thereto or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement  or omission was made by the Trust other than in reliance  upon  information  relating  directly  or  indirectly  to the  Sub-Advisor  supplied or to be supplied by
Sub-Advisor  for  inclusion  or   incorporation  by  reference  in  such  prospectus  or  statement  of  additional information;  provided,  however,  that in no case is Investment Manager's indemnity in favor of Sub-Advisor or any affiliated  person or  controlling  person of  Sub-Advisor  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its  obligations and duties under this
Agreement.

15.      Warranty.  The Investment  Manager  represents and warrants that (i) the appointment of the Sub-Advisor by
         --------
the Investment  Manager has been duly  authorized and (ii) it has acted and will continue to act in connection with the  transactions  contemplated  hereby,  and the  transactions  contemplated  hereby are, in  conformity  with the
Investment Company Act of 1940, the Trust's governing documents and other applicable laws.

         The Sub-Advisor  represents and warrants that it is authorized to perform the services  contemplated to be performed hereunder.

16.      Amendment.  This  Agreement  may be  amended by mutual  written  consent  of the  parties,  subject to the
         ---------
provisions of the ICA.

17.      Governing  Law. This agreement is made under,  and shall be governed by and construed in accordance  with,
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the laws of the State of Connecticut.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISOR:

--------------------------------                              ---------------------------------
Robert F. Gunia
Executive Vice President

Date:    _________________________                            Date:    __________________________

Attest:  _________________________                            Attest:  __________________________